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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 22, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in DuPont Photomasks, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Austin, TX
May 12, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS